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                                                                  EXHIBIT 12.(a)

NORSTAN, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             SIX
                                            MONTHS
                                            ENDED                                      YEAR ENDED
                                         ------------   -------------------------------------------------------------------------
                                           10-27-01       4-30-97        4-30-98        4-30-99        4-30-00         4-30-01
                                         ------------   ------------   ------------   ------------   ------------    ------------
EARNINGS:
   Pre-tax income from continuing
   operations                            $    488,000   $ 17,317,000   $  6,646,000   $  6,472,000   $(32,579,000)   $(20,343,000)
   Plus - Fixed charges (see below):        4,358,444      5,549,465      7,761,633      9,305,789     10,678,375      11,033,508
     Amortization of capitalized                   --             --             --             --             --              --
     interest
     Distributed income of equity
     investees                                     --             --             --             --             --              --
     Pre-tax losses of equity                      --             --             --             --             --              --
     investees
                                         ------------   ------------   ------------   ------------   ------------    ------------
                  subtotal                  4,846,444     22,866,465     14,407,633     15,777,789    (21,900,625)     (9,309,492)
                                         ============   ============   ============   ============   ============    ============
   Less - Interest capitalized                     --             --             --             --             --              --
     Preference security divided
     requirements                                  --             --             --             --             --              --
                                         ------------   ------------   ------------   ------------   ------------    ------------
         EARNINGS                           4,846,444     22,866,465     14,407,633     15,777,789    (21,900,625)     (9,309,492)
                                         ============   ============   ============   ============   ============    ============

FIXED CHARGES:
   Interest expensed/capitalized (1)        2,707,000   $  1,866,000   $  3,909,000   $  4,782,000   $  6,315,000    $  7,988,000
   Amortized costs related to
   indebtedness                  (2)          265,111         45,465         21,300         52,122         66,708         322,175
   Estimated interest within
   rental expense                (3)        1,386,333      3,638,000      3,831,333      4,471,667      4,296,667       2,723,333
   Preference security dividend
   requirements                                    --             --             --             --             --              --
                                         ------------   ------------   ------------   ------------   ------------    ------------
         FIXED CHARGES                      4,358,444      5,549,465      7,761,633      9,305,789     10,678,375      11,033,508
                                         ============   ============   ============   ============   ============    ============

         RATIO OF EARNINGS TO
         FIXED CHARGES                           1.11           4.12           1.86           1.70          (2.05)          (0.84)
                                         ============   ============   ============   ============   ============    ============

         DEFICIENCY                               N/A            N/A            N/A            N/A     32,579,000      20,343,000
                                         ============   ============   ============   ============   ============    ============

                           (1)  Interest Expense as reported on Forms 10-K and 10-Q (no capitalized interest to report).

                           (2)  Amortization of deferred financing costs (capitalized fees related to bank agreements).

                           (3)  One-third of total rent expense (lease expense per notes to consolidated financial statements included in Form 10-K)

                                            4,159,000     10,914,000     11,494,000     13,415,000     12,890,000       8,170,000
                                                   /3             /3             /3             /3             /3              /3
                                         ------------   ------------   ------------   ------------   ------------    ------------
                                            1,386,333      3,638,000      3,831,333      4,471,667      4,296,667       2,723,333
                                         ============   ============   ============   ============   ============    ============
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                                     12.(a)